UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 6, 2013, the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (the “Company”), approved increases to Mardi C. Dier’s annual base salary, target bonus and ownership percentage target as set forth in the following table in connection with her promotion to the position of Executive Vice President and Chief Financial Officer, effective as of November 1, 2013.

Executive Officer	Base Salary	Target Bonus	Ownership Percentage Target
Mardi C. Dier Executive Vice President, Chief Financial Officer	$360,000	45%	0.70%

The Board also approved the grant to Ms. Dier of a nonstatutory stock option under the Company’s 2013 Equity Incentive Plan to purchase 75,000 shares of the Company’s Common Stock, with an exercise price of $22.06 per share. Twenty-five percent of the shares subject to the option will vest and become exercisable on November 1, 2014 and the balance of the shares will vest and become exercisable in a series of 36 successive equal monthly installments thereafter, subject, in each case, to Ms. Dier’s continued employment with the Company through such vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: November 12, 2013
	By:	/s/ William Lis
William Lis
Chief Executive Officer